EXHIBIT 5


                               The Law Offices of
             O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS
                      One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                            Telephone: (602) 263-2400
                               Fax: (602) 263-2900


                                  July 30, 1998


Action Performance Companies, Inc.
4707 East Baseline Road
Phoenix, Arizona 85040

                  Re:      Registration Statement on Form S-8
                           Action Performance Companies, Inc.

Gentlemen:

                  As legal counsel to Action Performance Companies, Inc., an Arizona corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 31, 1998 in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's common stock, par value $0.01 per share, (the "Common Stock") issuable pursuant to the Company's 1998
Non-Qualified Stock Option Plan (the "Plan"). The shares of Common Stock issuable pursuant to the Plan are referred to as the "Shares." The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Arizona, as amended through the date hereof;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Resolutions of the Board of Directors of the Company dated March 2, 1998, reserving 500,000 shares of Common Stock of the Company for issuance pursuant to the Plan; and

                  D. The Registration Statement.

                  Subject  to  the  assumptions   that  (i)  the  documents  and
signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
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Action Performance Companies, Inc.
July 30, 1998
Page 2




                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                               Very truly yours,


                                               /s/ O'Connor, Cavanagh, Anderson,
                                               Killingsworth & Beshears, P.A.